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                            SCHEDULE 14A INFORMATION

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                                QUICKTURN DESIGN SYSTEMS, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
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              MENTOR GRAPHICS SAYS IT AGREES WITH QUICKTURN TO ADJOURN
                   SPECIAL MEETING OF STOCKHOLDERS TO NOVEMBER 24

WILSONVILLE, OR, OCTOBER 27, 1998 -- Mentor Graphics Corporation (Nasdaq: MENT) announced today that Mentor and Quickturn Design Systems, Inc. (Nasdaq: QKTN) agreed to the adjournment of the special meeting of Quickturn stockholders called by Mentor for October 29, 1998 until November 24, 1998.

Under the terms of the parties' agreement, the trial in which Mentor is challenging the validity of Quickturn's bylaw and poison pill amendments is scheduled to end tomorrow, October 28, 1998, with post-trial briefs due on November 3, 1998. A decision by the Court of Chancery on Mentor's claims is expected shortly thereafter. The parties' agreement provides that the special meeting of stockholders called by Mentor will convene on October 29, 1998, and be adjourned until November 24, 1998. No substantive business will be conducted at the special meeting on October 29, 1998. The record date for the special meeting called by Mentor will continue to be September 10, 1998.

Dr. Walden C. Rhines, President and Chief Executive Officer of Mentor Graphics, said: "We are pleased to reach this agreement, and look forward to a favorable ruling by the Court on the invalidity of Quickturn's anti-takeover tactics, as well as to the ultimate vote of stockholders on November 24, 1998."

Separately, on October 21, 1998, the United States District Court for the District of Delaware denied requests by Quickturn and Mentor Graphics for preliminary injunctions on their respective motions for corrective disclosure. An additional preliminary injunction hearing in federal court has been scheduled for November 4, 1998 on Mentor Graphics' motion to require Quickturn to disclose the analyses underlying its damages claims in the Oregon patent litigation.

As previously announced, the principal purpose of the special meeting is to vote


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on replacing the Quickturn Board of Directors with a slate of independent directors nominated by Mentor Graphics. If the nominees are elected, Mentor Graphics expects that, subject to their fiduciary duties to all Quickturn stockholders, the new directors will take the steps necessary to facilitate the stockholders' ability to accept Mentor Graphics' $12.125 per share all-cash offer. Quickturn continues to assert, nevertheless, that the special meeting date has been conditionally set for January 8, 1999, citing a bylaw that it purported to adopt after Mentor Graphics' offer was launched on August 12, 1998.

Mentor Graphics' Offer to Purchase and ancillary documents are available on a Mentor Graphics World Wide Web site at http://www.mentorg.com/file.

The Dealer Manager for the Offer is Salomon Smith Barney. The Information Agent for the Offer is MacKenzie Partners, Inc., which can be reached toll-free at 800-322-2885 or by collect call at 212-929-5500.

     CONTACT:     Anne M. Wagner                       Roy Winnick/Todd Fogarty
                  Vice President, Marketing            Kekst and Company
                  503/685-1462                         212/521-4800


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